Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST REPORTS SECOND QUARTER 2014 RESULTS

Strong RevPAR Increase of 7.7% for All Hotels for the Second Quarter

DALLAS, August 7, 2014 —Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) today reported financial results and performance measures for the second quarter ended June 30, 2014.  Prior to the third quarter of 2013, the Company reported its Legacy Portfolio and Highland Hospitality Portfolio pro forma hotel operating statistics separately.  In the third quarter 2013, the Company changed its reporting format and now combines the pro forma hotel operating statistics for its Legacy Portfolio and Ashford Trust’s pro rata share of the Highland Hospitality Portfolio as the Ashford Trust Portfolio.  The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma.  Unless otherwise stated, all reported results compare the second quarter ended June 30, 2014, with the second quarter ended June 30, 2013 (see discussion below).  The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

FINANCIAL AND OPERATING HIGHLIGHTS

•                  RevPAR for the Ashford Trust Portfolio hotels increased 7.7% during the quarter

•                  RevPAR for all Ashford Trust Portfolio hotels not under renovation increased 7.8% during the quarter

•                  Hotel EBITDA increased 7.7% for all Ashford Trust Portfolio hotels

•                  Hotel EBITDA Margin increased 56 basis points for all Ashford Trust Portfolio hotels

•                  Net loss attributable to common shareholders for the Company was $10.1 million, or $0.11 per diluted share, compared with net loss attributable to common shareholders of $1.4 million, or $0.02 per diluted share, in the prior-year quarter

•                  Adjusted funds from operations (AFFO) for the Company was $0.39 per diluted share for the quarter as compared with $0.55 from the prior-year quarter

•                  The prior year results include the operations of the Ashford Prime portfolio

•                  At the end of the second quarter 2014, the Company had total net working capital, including its pro rata share of the Highland Hospitality Portfolio net working capital and the market value of its OP Units in Ashford Prime, of $467 million

•                  On July 18, 2014, the Company closed on the $8.0 million acquisition of the 39-room Ashton Hotel in Fort Worth, TX

•                  On August 6, 2014, the Company closed on the $50.0 million acquisition of the 357-room Fremont Marriott Silicon Valley

•                  More recently, the Company announced it had refinanced three mortgage loans with an outstanding balance of $325 million with new loans totaling $469 million resulting in approximately $104 million of excess proceeds after reserves and closing costs; the refinancing also unencumbered two hotels

•                  David Kimichik, the Company’s former Chief Financial Officer and Treasurer, retired on June 13, 2014, following a career spanning over 32 years with the Company and its predecessor; Deric Eubanks, formerly the Company’s Senior Vice President of Finance, succeeded him as Chief Financial Officer and Treasurer reporting to Ashford Trust Chairman and Chief Executive Officer, Monty J. Bennett

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CAPITAL EXPENDITURES

•                  Capex invested in the quarter for the Ashford Trust Portfolio was $40 million

CAPITAL STRUCTURE

At June 30, 2014, the Company had total assets of $2.7 billion in continuing operations, and $3.6 billion overall including the Highland Hospitality Portfolio which is not consolidated.  As of June 30, 2014, the Company had $1.8 billion of mortgage debt in continuing operations and $2.6 billion overall including the Highland Hospitality Portfolio.  Ashford Trust’s total combined debt had a blended average interest rate of 5.6%.

On April 9, 2014, the Company announced it had priced its follow-on public offering of 7,500,000 shares of common stock at $10.70 per share.  Settlement of the offering occurred on April 14, 2014, generating total net proceeds of $77 million.  On May 14, 2014, the Company’s underwriters exercised in part their option to purchase an additional 850,000 shares of common stock from the Company in connection with the offering.  In total, the Company sold 8,350,000 shares of common stock for total proceeds of $85.5 million.

On May 1, 2014, the Company closed on a refinancing of the Courtyard Manchester.  The previous $5.0 million loan was refinanced with a $6.9 million loan.  The new loan has a ten year term with a fixed interest rate of 4.99% and 30-year amortization.  The hotel is owned in a joint venture with Interstate Hotels & Resorts where the Company owns 85% and Interstate owns 15%.  The excess proceeds after transaction costs were distributed to the partners on a pro rata basis.

On July 18, 2014, the Company closed on the acquisition of the 39-room Ashton Hotel in Fort Worth, Texas for $8.0 million.  The Ashton Hotel is a luxury, boutique hotel located in downtown Fort Worth, two blocks from the Company’s Hilton Fort Worth.  The Company’s affiliated property management company, Remington Lodging, took over management of the hotel at closing and will complex the executive staff with the Hilton.  During 2013, the Ashton Hotel achieved occupancy of 70% with an Average Daily Rate of $213.  The company financed the hotel with a non-recourse, $5.5 million loan with a term of five years.

On August 6, 2014, the Company closed on its acquisition of the 357-room Fremont Marriott Silicon Valley hotel at a purchase price of $50.0 million.  On a forward 12-month basis, the purchase price represents an estimated cap rate of 8.1% on net operating income, which equates to an expected 10.0x forward EBITDA multiple.  Located in the vibrant Silicon Valley submarket of the Bay Area in Northern California, the hotel features approximately 15,000 square feet of meeting space spread across 19 flexible meeting areas.  The Company financed the property with a $37.5 million non-recourse mortgage loan.  The loan has a term of two years with three, one-year extension options and bears interest at a floating rate of LIBOR + 4.20%.  At closing, the management of the property was transferred to Remington Lodging.

Additionally, the Company recently announced it had successfully refinanced three mortgage loans with an outstanding balance of approximately $325 million.  The three previous mortgage loans that were refinanced include: the $135 million J.P. Morgan Floater loan; the $101 million UBS 1 loan; and the $89 million Merrill Lynch 3 loan.  The new loans total $469 million and include a $301 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $62.9 million loan with a two-year initial term and three one-year extension options that bears interest at a floating rate of LIBOR + 4.35%; a $67.52 million loan with a ten-year term that bears interest at a fixed rate of 5.20%; a $12.5 million loan with a ten-year term that bears interest at a fixed rate of 4.85%; and a $24.98 million loan with a ten-year term that bears interest at a fixed rate of 4.90%.  In total, the refinancing resulted in excess net proceeds, after closing costs and capital expenditure reserves, of approximately $104 million, and unencumbered two hotels.

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PORTFOLIO REVPAR

As of June 30, 2014, the Ashford Trust Portfolio consisted of direct hotel investments with 114 properties classified in continuing operations.  During the second quarter of 2014, 100 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation.  The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 114 hotels) and pro forma not under renovation basis (100 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio.  Details of each category are provided in the tables attached to this release.

•                  Pro forma RevPAR increased 7.7% to $113.40 for all hotels in the Ashford Trust Portfolio on a 4.3% increase in ADR and a 3.3% increase in occupancy

•                  Pro forma RevPAR increased 7.8% to $114.30 for hotels not under renovation in the Ashford Trust Portfolio on a 4.3% increase in ADR and a 3.4% increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons.  Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the Ashford Trust Portfolio, including its pro-rata share of the Highland Hospitality Portfolio as of the end of the current period.  As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin.  The details of the quarterly calculations for the previous four quarters for the 114 Ashford Trust Portfolio hotels are provided in the table attached to this release.

ASHFORD, INC. SPIN-OFF

As previously disclosed on February 27, 2014, Ashford Trust’s Board of Directors unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution.  The distribution will be comprised of common stock in Ashford, Inc. (“Ashford Inc.”), a newly formed or successor company of the Company’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”).  The Company plans to file a listing application for Ashford Inc. with the NYSE MKT Exchange.  This distribution is anticipated to be declared during the third quarter of 2014; however, it remains subject to the review of the registration statement on Form 10 filed with the Securities and Exchange Commission (“SEC”) on April 7, 2014, the approval of the listing of shares by the applicable exchange, and other legal requirements. The Company cannot be certain this distribution will proceed or proceed in the manner as currently anticipated.

RETIREMENT AND NAMING OF NEW CHIEF FINANCIAL OFFICER

On June 13, 2014, David Kimichik, the Company’s former Chief Financial Officer and Treasurer, retired following a career spanning over 32 years with the Company and its predecessor.  Deric Eubanks, formerly the Company’s Senior Vice President of Finance, succeeded him as Chief Financial Officer and Treasurer reporting to Ashford Trust Chairman and Chief Executive Officer, Monty J. Bennett.

Prior to his role as Senior Vice President of Finance, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans, and other debt securities.  Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.  Mr. Eubanks earned a BBA from Southern Methodist University and is a CFA charterholder.

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COMMON STOCK DIVIDEND

On June 13, 2014, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the second quarter ending June 30, 2014, payable on July 15, 2014, to shareholders of record as of June 30, 2014.

“We made substantial progress during the second quarter and subsequent period in strengthening our capital structure while also enhancing our hotel portfolio.  Our accomplishments include our equity raise in April, the recently completed loan refinancing, and our recent hotel acquisitions.  These accomplishments speak to the nature of Ashford Trust’s strategy to capitalize on opportunistic lodging investments and capital market conditions,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer.  “We continue to pursue investment opportunities that we believe are accretive to long-term shareholder returns and will also continue to stay in front of our debt maturities by strategically refinancing loans and capitalizing on the current attractive debt market conditions.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, August 8, 2014, at 11:00 a.m. ET.  The number to call for this interactive teleconference is (913) 981-5551.  A replay of the conference call will be available through Friday, August 15, 2014, by dialing (719) 457-0820 and entering the confirmation number, 7335033.

The Company will also provide an online simulcast and rebroadcast of its second quarter 2014 earnings release conference call.  The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, August 8, 2014, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call and continue for approximately one year.

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit.  FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us.  Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions.  However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*  *  *  *  *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

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Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of conditions to, or the completion of, the proposed spin-off of Ashford Inc.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.  EBITDA is defined as net income before interest, taxes, depreciation and amortization.  EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price.  A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price.  Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues.  Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues.  Hotel EBITDA Margin is Hotel EBITDA divided by total revenues.  Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$212,292	$128,780
Marketable securities	34,935	29,601
Total cash, cash equivalents and marketable securities	247,227	158,381
Investments in hotel properties, net	2,079,506	2,164,389
Restricted cash	87,692	61,498
Accounts receivable, net of allowance of $197 and $242, respectively	32,234	21,791
Inventories	2,005	1,946
Notes receivable, net of allowance of $7,732 and $7,937, respectively	3,466	3,384
Investment in Highland Hospitality	143,276	139,302
Investment in Ashford Prime OP	55,135	56,243
Deferred costs, net	8,473	10,155
Prepaid expenses	11,791	7,519
Derivative assets, net	55	19
Other assets	5,950	4,303
Due from Ashford Prime, net	4,616	13,042
Due from affiliates	4,536	1,302
Due from third-party hotel managers	14,091	33,728

Total assets	$2,700,053	$2,677,002

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$1,776,761	$1,818,929
Capital leases payable	—	28
Accounts payable and accrued expenses	82,647	70,683
Dividends payable	21,903	20,735
Unfavorable management contract liabilities	6,318	7,306
Due to related party, net	753	270
Due to third-party hotel managers	1,607	958
Liabilities associated with marketable securities and other	6,699	3,764
Other liabilities	1,246	1,286

Total liabilities	1,897,934	1,923,959

Redeemable noncontrolling interests in operating partnership	202,541	134,206

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized - Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at March 31, 2014 and December 31, 2013	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at March 31, 2014 and December 31, 2013	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at March 31, 2014 and December 31, 2013	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 89,290,897 and 80,565,563 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,722,032	1,652,743
Accumulated other comprehensive loss	(110)	(197)
Accumulated deficit	(998,583)	(896,110)
Treasury stock, at cost (35,605,868 shares and 44,331,202 shares, respectively)	(125,938)	(140,054)
Total shareholders’ equity of the Company	598,808	617,789
Noncontrolling interests in consolidated entities	770	1,048

Total equity	599,578	618,837

Total liabilities and equity	$2,700,053	$2,677,002

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
REVENUE
Rooms	$168,198	$205,740	$325,919	$389,209
Food and beverage	29,014	43,234	57,253	82,884
Other	6,656	9,429	13,033	18,145

Total hotel revenue	203,868	258,403	396,205	490,238
Advisory services	3,945	—	6,139	—
Other	1,076	136	2,141	243

Total revenue	208,889	258,539	404,485	490,481

EXPENSES
Hotel operating expenses
Rooms	36,172	45,075	71,093	87,231
Food and beverage	19,379	27,616	38,702	54,791
Other expenses	72,578	73,356	131,120	141,648
Management fees	8,116	10,686	15,896	20,579

Total hotel operating expenses	136,245	156,733	256,811	304,249

Property taxes, insurance and other	8,981	11,663	18,601	23,911
Depreciation and amortization	26,612	32,842	52,841	65,322
Impairment charges	(104)	(99)	(205)	(195)
Transaction costs	83	1,170	83	1,170
Corporate, general and administrative:
Non-cash stock/unit-based compensation	7,742	4,550	12,230	12,893
Other general and administrative	11,709	10,149	19,956	16,322

Total operating expenses	191,268	217,008	360,317	423,672

OPERATING INCOME	17,621	41,531	44,168	66,809

Equity in earnings (loss) of unconsolidated entities	7,461	2,367	3,963	(4,521)
Interest income	12	13	18	49
Other income	2,000	310	3,277	6,132
Interest expense	(26,293)	(34,174)	(52,879)	(67,622)
Amortization of loan costs	(1,629)	(1,852)	(3,568)	(3,784)
Write-off of loan costs and exit fees	(6)	—	(2,034)	(1,971)
Unrealized gain (loss) on marketable securities	(944)	(919)	(943)	1,782
Unrealized gain (loss) on derivatives	(263)	789	(610)	(6,360)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(2,041)	8,065	(8,608)	(9,486)
Income tax expense	(312)	(465)	(528)	(1,069)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,353)	7,600	(9,136)	(10,555)
Gain on sale of hotel property, net of tax	—	—	3,491	—

NET INCOME (LOSS)	(2,353)	7,600	(5,645)	(10,555)
(Income) loss from consolidated entities attributable to noncontrolling interests	(5)	8	22	715
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	772	(502)	1,649	2,260

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(1,586)	7,106	(3,974)	(7,580)
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(10,077)	$(1,385)	$(20,955)	$(24,561)

LOSS PER SHARE — BASIC AND DILUTED
Basic:
Net loss attributable to common shareholders	$(0.11)	$(0.02)	$(0.25)	$(0.36)

Weighted average common shares outstanding — basic	88,781	68,489	85,283	68,088

Diluted:
Net loss attributable to common shareholders	$(0.11)	$(0.02)	$(0.25)	$(0.36)

Weighted average common shares outstanding — diluted	88,781	68,489	85,283	68,088

Dividends declared per common share:	$0.12	$0.12	$0.24	$0.24

Amounts attributable to common shareholders:
Net income (loss) attributable to the Company	$(1,586)	$7,106	$(3,974)	$(7,580)
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

Net loss attributable to common shareholders	$(10,077)	$(1,385)	$(20,955)	$(24,561)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income (loss)	$(2,353)	$7,600	$(5,645)	$(10,555)
(Income) loss from consolidated entities attributable to noncontrolling interests	(5)	8	22	715
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	772	(502)	1,649	2,260
Net income (loss) attributable to the Company	(1,586)	7,106	(3,974)	(7,580)

Interest income	(12)	(13)	(18)	(49)
Interest expense and amortization of loan costs	27,890	35,529	56,381	70,501
Depreciation and amortization	26,573	32,005	52,764	63,665
Income tax expense	312	465	540	1,069
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(772)	502	(1,649)	(2,260)
Equity in (earnings) loss of unconsolidated entities	(7,461)	(2,367)	(3,963)	4,521
Company’s portion of EBITDA of unconsolidated entities (Ashford Prime OP)	3,091	—	5,625	—
Company’s portion of EBITDA of unconsolidated entities (Highland)	28,827	26,747	49,402	44,136

EBITDA	76,862	99,974	155,108	174,003

Amortization of unfavorable management contract liabilities	(494)	(586)	(988)	(1,197)
Impairment charges	(104)	(99)	(205)	(195)
Gain on sale of hotel property	—	—	(3,503)	—
Write-off of loan costs and exit fees	6	—	2,034	1,971
Other income (1)	(2,000)	(310)	(3,277)	(6,132)
Transaction, acquisition and management conversion costs	83	1,300	83	1,300
Transaction costs related to spin-offs	1,187	3,856	1,187	3,856
Software implementation costs	255	—	255	—
Legal judgment	10,800	—	10,800	—
Unrealized (gain) loss on marketable securities	944	919	943	(1,782)
Unrealized (gain) loss on derivatives	263	(789)	610	6,360
Compensation adjustment related to modified employment terms	2,997	—	2,997	—
Non-cash stock/unit-based compensation	5,505	4,550	9,993	12,893
Company’s portion of adjustments to EBITDA of unconsolidated entities (Ashford Prime OP)	176	—	490	—
Company’s portion of adjustments to EBITDA of unconsolidated entities (Highland)	(7)	3	(513)	22

Adjusted EBITDA	$96,473	$108,818	$176,014	$191,099

(1)         Other income, primarily consisting of income from interest rate derivatives and net realized gain/loss on marketable securities in both periods, is excluded from Adjusted EBITDA.

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net income (loss)	$(2,353)	$7,600	$(5,645)	$(10,555)
(Income) loss from consolidated entities attributable to noncontrolling interests	(5)	8	22	715
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	772	(502)	1,649	2,260
Preferred dividends	(8,491)	(8,491)	(16,981)	(16,981)

Net loss attributable to common shareholders	(10,077)	(1,385)	(20,955)	(24,561)

Depreciation and amortization on real estate	26,482	31,900	52,587	63,462
Gain on sale of hotel property	—	—	(3,503)	—
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(772)	502	(1,649)	(2,260)
Equity in (earnings) loss of unconsolidated entities	(7,461)	(2,367)	(3,963)	4,521
Company’s portion of FFO of unconsolidated entities (Ashford Prime OP)	1,985	—	2,771	—
Company’s portion of FFO of unconsolidated entities (Highland)	17,621	14,617	26,472	20,253

FFO available to common shareholders	27,778	43,267	51,760	61,415

Write-off of loan costs and exit fees	6	—	2,034	1,971
Impairment charges	(104)	(99)	(205)	(195)
Other income (1)	(2,000)	(310)	(3,277)	83
Legal judgment	10,800	—	10,800	—
Transaction, acquisition and management conversion costs	83	1,300	83	1,300
Transaction costs related to spin-offs	1,187	3,856	1,187	3,856
Unrealized (gain) loss on marketable securities	944	919	943	(1,782)
Unrealized (gain) loss on derivatives	263	(789)	610	6,360
Software implementation costs	255	—	255	—
Compensation adjustment related to modified employment terms	2,997	—	2,997	—
Equity-based compensation adjustment related to modified employment terms	—	—	—	4,678
Company’s portion of adjustments to FFO of unconsolidated entities (Ashford Prime OP)	67	—	388	—
Company’s portion of adjustments to FFO of unconsolidated entities (Highland)	(7)	3	(513)	22

Adjusted FFO available to common shareholders	$42,269	$48,147	$67,062	$77,708

Adjusted FFO per diluted share available to common shareholders	$0.39	$0.55	$0.64	$0.90

Weighted average diluted shares	108,757	87,488	105,001	86,644

(1)         Other income, primarily consisting of net realized gain/loss on marketable securities in both periods, is excluded from Adjusted FFO.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

SUMMARY OF INDEBTEDNESS

JUNE 30, 2014

(dollars in thousands)

(unaudited)

							Proforma	Proforma
			Fixed-Rate	Floating-Rate		Total	TTM Hotel	TTM EBITDA
Indebtedness	Maturity	Interest Rate	Debt	Debt		Debt	EBITDA	Debt Yield

Senior credit facility - Various	September 2014	LIBOR + 2.75% to 3.5%	$—	$—	(5)	$—	N/A	N/A
Goldman Sachs - 5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	—	211,000	(3)	211,000	25,953	12.3%
UBS 1 - 8 hotels	December 2014	5.75%	101,123	—		101,123	12,652	12.5%
Wells Senior - 25 hotels	March 2015	LIBOR + 3.00%	—	380,222	(4)	380,222	69,240	18.2%
Mezz 1 - 28 hotels	March 2015	Greater of 7.00% or LIBOR + 6.00%	—	93,332	(4)	93,332	92,594	14.8%
Mezz 2 - 28 hotels	March 2015	Greater of 8.00% or LIBOR + 7.00%	—	88,850	(4)	88,850	92,594	13.0%
Mezz 3 - 28 hotels	March 2015	Greater of 10.50% or LIBOR + 9.50%	—	76,157	(4)	76,157	92,594	11.7%
Mezz 4 - 28 hotels	March 2015	LIBOR + 2.00%		13,218	(4)	13,218	92,594	11.5%
JPM Floater - 9 hotels	May 2015	LIBOR + 6.50%	—	135,000	(2)	135,000	19,239	14.3%
Merrill 1 - 10 hotels	July 2015	5.22%	147,444	—		147,444	22,406	15.2%
UBS 2 - 8 hotels	December 2015	5.70%	93,843	—		93,843	12,474	13.3%
Merrill 2 - 5 hotels	February 2016	5.53%	106,664	—		106,664	17,608	16.5%
Merrill 3 - 5 hotels	February 2016	5.53%	88,457	—		88,457	16,768	19.0%
Merrill 7 - 5 hotels	February 2016	5.53%	76,624	—		76,624	12,625	16.5%
Morgan Stanley MIP - 5 hotels	February 2016	LIBOR + 4.75%	—	200,000	(1)	200,000	19,727	9.9%
Wachovia 1 - 5 hotels	April 2017	5.95%	112,608	—		112,608	13,666	12.1%
Wachovia 5 - 5 hotels	April 2017	5.95%	101,217	—		101,217	11,661	11.5%
Wachovia 6 - 5 hotels	April 2017	5.95%	154,013	—		154,013	16,554	10.7%
Wachovia 2 - 7 hotels	April 2017	5.95%	123,193	—		123,193	13,435	10.9%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	72,206	—		72,206	9,859	13.7%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	78,957	—		78,957	13,496	17.1%
GACC Gateway - 1 hotel	November 2020	6.26%	100,581	—		100,581	14,732	14.6%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,742	—		10,742	1,354	12.6%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,360	—		7,360	998	13.6%
KEY BANK Manchester CY - 1 hotel	May 2024	4.99%	6,893 (6)	—		6,893	837	12.1%

Total			$1,381,925	$1,197,779		$2,579,704	$325,284	12.6%

Percentage			53.6%	46.4%		100.0%

Weighted average interest rate			5.60%	5.54%		5.57%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1) This mortgage loan has three one-year extension option beginning February 2016, subject to satisfaction of certain conditions.

(2) This mortgage loan has three one-year extension options beginning May 2014, subject to satisfaction of certain conditions.  The first extension period began in May 2014.

(3) This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.

(4) Each of these loans has a one-year extension option beginning March 2015.

(5) This credit facility has a one-year extension option subject to advance notice and a 0.25% extension fee beginning September 2014.

(6) On May 1, 2014, we refinanced our $5.1 million loan due May 2014 with a $6.9 million loan due May 2024 with no extension options.  The new loan provides for a fixed interest rate of 4.99%.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

JUNE 30, 2014

(in thousands)

(unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

Senior credit facility - Various	$—	$—	$—	$—	$—	$—	$—
UBS 1 - 8 hotels	100,119	—	—	—	—	—	100,119
Merrill 1 - 10 hotels	—	142,922	—	—	—	—	142,922
UBS 2 - 8 hotels	—	90,680	—	—	—	—	90,680
Merrill 2 - 5 hotels	—	—	101,741	—	—	—	101,741
Merrill 3 - 5 hotels	—	—	84,374	—	—	—	84,374
Merrill 7 - 5 hotels	—	—	73,086	—	—	—	73,086
Wells Senior - 25 hotels	—	—	380,222	—	—	—	380,222
Mezz 1 - 28 hotels	—	—	93,332	—	—	—	93,332
Mezz 2 - 28 hotels	—	—	88,850	—	—	—	88,850
Mezz 3 - 28 hotels	—	—	76,157	—	—	—	76,157
Mezz 4 - 28 hotels	—	—	13,218	—	—	—	13,218
JPM Floater - 9 hotels	—	—	—	135,000	—	—	135,000
Wachovia 1 - 5 hotels	—	—	—	107,351	—	—	107,351
Wachovia 5 - 5 hotels	—	—	—	96,491	—	—	96,491
Wachovia 6 - 5 hotels	—	—	—	146,823	—	—	146,823
Wachovia 2 - 7 hotels	—	—	—	117,441	—	—	117,441
Goldman Sachs - 5 hotels	—	—	—	211,000	—	—	211,000
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	—	67,358	—	67,358
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	—	73,703	—	73,703
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191
Morgan Stanley MIP - 5 hotels	—	—	—	—	—	200,000	200,000
Key Bank Manchester CY - 1 hotel	—	—	—	—	—	5,671	5,671

Principal due in future periods	$100,119	$233,602	$910,980	$814,106	$141,061	$310,784	$2,510,652

Scheduled amortization payments remaining	12,577	22,951	14,198	11,157	2,179	5,991	69,052

Total indebtedness	$112,696	$256,553	$925,178	$825,263	$143,240	$316,775	$2,579,704

NOTE: These maturities assume no event of default would occur.

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ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Variance	2014	2013	% Variance

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:
Room revenues (in thousands)	$234,188	$217,333	7.76%	$441,597	$412,716	7.00%
RevPAR	$113.40	$105.24	7.75%	$107.51	$99.85	7.67%
Occupancy	79.96%	77.41%	3.29%	76.74%	74.03%	3.66%
ADR	$141.83	$135.96	4.32%	$140.10	$134.89	3.86%

NOTES:

(1)         The above pro forma table assumes the 86 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN ASHFORD TRUST PORTFOLIO:
Room revenues (in thousands)	$204,723	$189,876	7.82%	$388,783	$362,374	7.29%
RevPAR	$114.30	$106.01	7.82%	$109.13	$101.07	7.97%
Occupancy	80.43%	77.80%	3.38%	77.45%	74.60%	3.82%
ADR	$142.11	$136.26	4.29%	$140.90	$135.48	4.00%

NOTES:

(1)         The above pro forma table assumes the 74 hotel properties included in the Company’s operations and the 26 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) but not under renovation at June 30, 2014 were owned as of the beginning of each of the periods presented.

(2)         Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Hampton Inn Terre Haute, Hilton Fort Worth, Marriott Dallas Market Center Sheraton Minnetonka, Courtyard Tipton Lakes, Marriott Research Triangle Park, Sheraton Indianapolis, Residence Inn Newark, Courtyard Overland Park, Crowne Plaza Ravinia, Embassy Suites Crystal City, Residence Inn Plano, Courtyard Bloomington

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma tables reflect an extra 3 days in Marriott-managed properties for the six months ended June 30, 2013.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(Unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 86 HOTELS INCLUDED IN THE COMPANY’S OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

114 Trust
Properties
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

2nd Quarter 2014	34.53%
2nd Quarter 2013	33.97%
Variance	0.56%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	0.09%
Food & Beverage and Other Departmental	0.58%
Administrative & General	0.29%
Sales & Marketing	0.30%
Hospitality	-0.04%
Repair & Maintenance	0.05%
Energy	-0.11%
Franchise Fee	-0.40%
Management Fee	0.06%
Incentive Management Fee	-0.47%
Insurance	0.11%
Property Taxes	0.06%
Other Taxes	0.03%
Leases/Other	0.01%
Total	0.56%

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ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$234,188	$217,333	7.8%	$441,597	$412,716	7.0%
Food and beverage	48,721	49,579	-1.7%	97,150	95,090	2.2%
Other	9,582	9,010	6.3%	18,067	17,634	2.5%
Total hotel revenue	292,491	275,922	6.0%	556,814	525,440	6.0%

EXPENSES
Rooms	49,261	46,610	5.7%	95,766	91,168	5.0%
Food and beverage	32,169	31,667	1.6%	64,011	62,674	2.1%
Other direct	5,029	5,035	-0.1%	9,680	9,770	-0.9%
Indirect	76,696	72,687	5.5%	150,997	143,587	5.2%
Management fees, includes base and incentive fees	15,014	13,037	15.2%	26,077	23,413	11.4%
Total hotel operating expenses	178,169	169,036	5.4%	346,531	330,612	4.8%
Property taxes, insurance, and other	13,329	13,146	1.4%	26,587	26,172	1.6%
HOTEL OPERATING PROFIT (Hotel EBITDA)	100,993	93,740	7.7%	183,696	168,656	8.9%
Hotel EBITDA Margin	34.53%	33.97%	0.56%	32.99%	32.10%	0.89%

Minority interest in earnings of consolidated joint ventures	83	75	10.7%	122	112	8.9%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$100,910	$93,665	7.7%	$183,574	$168,544	8.9%

NOTES:

(1)

The above pro forma table assumes the 86 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) were owned as of the beginning of each of the periods presented.

(2)

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma table reflects an extra 3 days in Marriott-managed properties for the six months ended June 30, 2013.

ALL HOTELS INCLUDED IN ASHFORD TRUST PORTFOLIO NOT UNDER RENOVATION:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$204,723	$189,876	7.8%	$388,783	$362,374	7.3%
Food and beverage	43,430	43,878	-1.0%	86,778	84,155	3.1%
Other	8,229	7,729	6.5%	15,512	15,169	2.3%
Total hotel revenue	256,382	241,483	6.2%	491,073	461,698	6.4%

EXPENSES
Rooms	43,251	41,049	5.4%	84,513	80,407	5.1%
Food and beverage	28,681	28,082	2.1%	57,207	55,642	2.8%
Other direct	4,207	4,311	-2.4%	8,138	8,359	-2.6%
Indirect	66,600	62,913	5.9%	131,373	124,798	5.3%
Management fees, includes base and incentive fees	13,482	11,756	14.7%	23,494	21,053	11.6%
Total hotel operating expenses	156,221	148,111	5.5%	304,725	290,259	5.0%
Property taxes, insurance, and other	11,587	11,473	1.0%	23,003	22,705	1.3%
HOTEL OPERATING PROFIT (Hotel EBITDA)	88,574	81,899	8.2%	163,345	148,734	9.8%
Hotel EBITDA Margin	34.55%	33.91%	0.64%	33.26%	32.21%	1.05%

Minority interest in earnings of consolidated joint ventures	83	75	10.7%	122	112	8.9%
HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$88,491	$81,824	8.1%	$163,223	$148,622	9.8%

NOTES:

(1)

The above pro forma table assumes the 74 hotel properties included in the Company’s operations and the 26 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) but not under renovation at June 30, 2014 were owned as of the beginning of each of the periods presented.

(2)	Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Hampton Inn Terre Haute, Hilton Fort Worth, Marriott Dallas Market Center Sheraton Minnetonka, Courtyard Tipton Lakes, Marriott Research Triangle Park, Sheraton Indianapolis, Residence Inn Newark, Courtyard Overland Park, Crowne Plaza Ravinia, Embassy Suites Crystal City, Residence Inn Plano, Courtyard Bloomington

(3)

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above pro forma table reflects an extra 3 days in Marriott-managed properties for the six months ended June 30, 2013.

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HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

71.74% PRO RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	% Variance	2014	2013	% Variance
REVENUE
Rooms	$67,592	$61,681	9.6%	$122,219	$113,441	7.7%
Food and beverage	19,776	20,475	-3.4%	40,594	39,455	2.9%
Other	3,049	2,606	17.0%	5,548	5,187	7.0%
Total hotel revenue	90,417	84,762	6.7%	168,361	158,083	6.5%

EXPENSES
Rooms	13,532	12,514	8.1%	25,928	24,821	4.5%
Food and beverage	12,817	12,929	-0.9%	25,792	25,513	1.1%
Other direct	1,204	1,287	-6.4%	2,329	2,488	-6.4%
Indirect	23,646	22,132	6.8%	46,583	43,870	6.2%
Management fees, includes base and incentive fees	4,138	3,297	25.5%	7,036	5,873	19.8%
Total hotel operating expenses	55,337	52,159	6.1%	107,668	102,565	5.0%
Property taxes, insurance, and other	4,541	4,326	5.0%	8,623	8,325	3.6%
HOTEL OPERATING PROFIT (Hotel EBITDA)	$30,539	$28,277	8.0%	$52,070	$47,193	10.3%
Hotel EBITDA Margin	33.78%	33.36%	0.42%	30.93%	29.85%	1.07%

NOTES:

(1)         The above pro forma table assumes the 28 hotel properties owned at June 30, 2014 were owned as of the beginning of each of the periods presented.

(2)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma table reflects an extra 3 days in Marriott-managed properties for the six months ended June 30, 2013.

(3)         These 28 properties are also included in the pro forma hotel operating profit of Ashford Trust.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(Unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 86 HOTELS INCLUDED IN

THE COMPANY’S OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS

INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2014	2014	2013	2013
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	TTM

Ashford Trust Portfolio
Total Hotel Revenue	$292,491	$264,325	$238,992	$250,177	$1,045,985
Hotel EBITDA	$100,993	$82,703	$67,125	$74,463	$325,284
Hotel EBITDA Margin	34.53%	31.29%	28.09%	29.76%	31.10%

EBITDA % of Total TTM	31.0%	25.4%	20.6%	22.9%	100.0%

JV Interests in EBITDA	$83	$39	$73	$80	$275

71.74% of PIM Highland Holding LLC Portfolio (included in Ashford Trust above)
Total Hotel Revenue	$90,417	$77,946	$73,095	$74,709	$316,167
Hotel EBITDA	$30,539	$21,531	$19,571	$20,953	$92,594
Hotel EBITDA Margin	33.78%	27.62%	26.77%	28.05%	29.29%

EBITDA % of Total TTM	33.0%	23.3%	21.1%	22.6%	100.0%

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(Unaudited)

			Three Months Ended			Six Months Ended
	Number of	Number of	June 30,			June 30,
Region	Hotels	Rooms	2014	2013	% Change	2014	2013	% Change

Atlanta, GA Area	9	1,428	$95.33	$90.87	4.9%	$94.35	$87.94	7.3%
Boston, MA Area	2	506	$218.20	$196.29	11.2%	$161.00	$152.42	5.6%
Dallas / Ft. Worth Area	6	1,340	$101.82	$95.24	6.9%	$102.69	$93.39	10.0%
Houston, TX Area	3	607	$120.66	$117.17	3.0%	$115.77	$111.10	4.2%
Los Angeles, CA Metro Area	8	1,783	$111.05	$98.05	13.3%	$112.03	$97.64	14.7%
Miami, FL Metro Area	3	584	$113.50	$101.16	12.2%	$137.06	$126.75	8.1%
Minneapolis - St. Paul, MN-WI Area	2	520	$101.66	$96.27	5.6%	$94.41	$88.66	6.5%
New York / New Jersey Metro Area	7	1,559	$118.49	$109.22	8.5%	$108.00	$102.54	5.3%
Orlando, FL Area	6	1,834	$84.28	$78.46	7.4%	$90.86	$85.98	5.7%
Philadelphia, PA Area	3	648	$101.64	$102.84	-1.2%	$91.34	$88.05	3.7%
San Diego, CA Area	2	410	$106.12	$93.22	13.8%	$99.89	$90.04	10.9%
San Francisco - Oakland, CA Metro Area	5	1,011	$127.69	$113.13	12.9%	$120.96	$106.84	13.2%
Tampa, FL Area	3	582	$100.65	$86.65	16.2%	$111.58	$102.05	9.3%
Washington DC - MD - VA Area	10	2,290	$142.66	$140.37	1.6%	$124.90	$123.03	1.5%
Other Areas	45	7,592	$110.26	$101.60	8.5%	$102.53	$94.27	8.8%

Total Portfolio	114	22,694	$113.40	$105.24	7.7%	$107.51	$99.85	7.7%

NOTES:

(1)         The above pro forma table presents the 86 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(Unaudited)

			Three Months Ended					Six Months Ended
			June 30,					June 30,
	Number of	Number of		% of		% of			% of		% of
Region	Hotels	Rooms	2014	Total	2013	Total	% Change	2014	Total	2013	Total	% Change

Atlanta, GA Area	9	1,428	$4,286	4.2%	$4,124	4.4%	3.9%	$9,035	4.9%	$7,794	4.6%	15.9%
Boston, MA Area	2	506	5,463	5.4%	4,773	5.1%	14.5%	6,410	3.5%	6,082	3.6%	5.4%
Dallas / Ft. Worth Area	6	1,340	4,952	4.9%	4,983	5.3%	-0.6%	10,395	5.7%	9,812	5.8%	5.9%
Houston, TX Area	3	607	3,311	3.3%	3,119	3.3%	6.2%	6,235	3.4%	5,719	3.4%	9.0%
Los Angeles, CA Metro Area	8	1,783	8,343	8.3%	7,151	7.6%	16.7%	16,544	9.0%	13,740	8.1%	20.4%
Miami, FL Metro Area	3	584	2,469	2.4%	1,872	2.0%	31.9%	6,859	3.7%	6,045	3.6%	13.5%
Minneapolis - St. Paul, MN-WI Area	2	520	2,225	2.2%	2,244	2.4%	-0.8%	3,837	2.1%	3,622	2.1%	5.9%
New York / New Jersey Metro Area	7	1,559	8,257	8.2%	7,809	8.3%	5.7%	13,914	7.6%	13,385	7.9%	4.0%
Orlando, FL Area	6	1,834	4,595	4.5%	4,215	4.5%	9.0%	10,854	5.9%	10,323	6.1%	5.1%
Philadelphia, PA Area	3	648	2,406	2.4%	2,243	2.4%	7.3%	3,600	2.0%	3,259	1.9%	10.5%
San Diego, CA Area	2	410	1,502	1.5%	1,341	1.4%	12.0%	2,652	1.4%	2,455	1.5%	8.0%
San Francisco - Oakland, CA Metro Area	5	1,011	5,139	5.1%	4,703	5.0%	9.3%	9,509	5.2%	8,323	4.9%	14.2%
Tampa, FL Area	3	582	2,293	2.3%	1,828	2.0%	25.4%	5,400	2.9%	4,878	2.9%	10.7%
Washington DC - MD - VA Area	10	2,290	13,478	13.3%	13,169	14.0%	2.3%	21,779	11.9%	21,449	12.7%	1.5%
Other Areas	45	7,592	32,275	32.0%	30,167	32.2%	7.0%	56,673	30.9%	51,770	30.7%	9.5%

Total Portfolio	114	22,694	$100,993	100.0%	$93,740	100.0%	7.7%	$183,696	100.0%	$168,656	100.0%	8.9%

NOTES:

(1)         The above pro forma table presents the 86 hotel properties included in the Company’s operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(2)         The above pro forma table includes hotel operating profit for 100% of the 86 hotel properties included in the Company’s continuting operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of each of the periods presented.

(3)         On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters.  The above pro forma table reflects an extra 3 days in Marriott-managed properties for the six months ended June 30, 2013.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

JUNE 30, 2014

(in thousands except share price)

(unaudited)

June 30,
2014
End of quarter diluted shares outstanding	90,883
Partnership units outstanding (common share equivalents)	19,998
Combined diluted shares and partnership units outstanding	110,881
Common stock price at quarter end	$11.54
Market capitalization at quarter end	$1,279,567
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date*	$2,579,704
Joint venture partners’ share of consolidated debt	$(2,138)
Net working capital (see below)	$(466,803)
Total enterprise value (TEV)*	$3,784,228

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$17.16
Market value of Ashford Prime investment	$85,422

Cash & cash equivalents*	$232,101
Marketable securities, net	28,221
Restricted cash*	156,086
Accounts receivable, net*	46,446
Prepaid expenses*	19,338
Due from affiliates, net*	5,344
Due from 3rd party hotel managers, net*	28,902
Market value of Ashford Prime investment	85,422
Total current assets	$601,860

Accounts payable, net & accrued expenses*	$113,154
Dividends payable	21,903
Total current liabilities	$135,057

Net working capital**	$466,803

* Includes the Company’s 71.74% interest in Highland Hospitality

**Calculation only includes our portion of the Interstate joint venture.

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar (a)

		2014
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Estimated	Estimated
Courtyard Boston Downtown	315	x	x		x
Courtyard Bloomington	117	x	x
Courtyard Overland Park	168	x	x
Crowne Plaza Ravinia	495	x	x
Embassy Suites Crystal City	267	x	x
Hampton Inn Terre Haute	112	x	x
Residence Inn Newark	168	x	x
Residence Inn Plano	126	x	x
Sheraton Indianapolis	378	x	x
Crowne Plaza Key West	160	x
Embassy Suites Portland Downtown	276	x
Hilton Costa Mesa	486	x
Hyatt Regency Wind Watch	358	x
Marriott Sugarland	300	x
Renaissance Nashville	673	x
Residence Inn Evansville	78	x
Residence Inn Hartford	96	x
Residence Inn San Diego Sorrento Mesa	150	x
Silversmith	143	x
Hilton Fort Worth	294		x	x
Sheraton Minnetonka	220		x	x
Courtyard Tipton Lakes	90		x
Marriott Dallas Market Center	265		x
Marriott RTP	225		x
Crowne Plaza Beverly Hills	258			x	x
Residence Inn Phoenix Airport	200			x	x
Springhill Suites Orlando LBV	400			x	x
Embassy Suites Palm Beach Garden	160			x
Hilton Tampa	238			x
Hyatt Coral Gables	250			x
Courtyard Newark/Silicon Valley	181				x
Embassy Suites Flagstaff	119				x
Hilton Minneapolis	300				x
Hilton Parsippany	354				x
Hyatt Regency Savannah	351				x
Marriott Bridgewater	347				x
Sheraton Bucks County	186				x

(a) Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2014 are included in this table.